Exhibit 99.1

1120 Avenue of the Americas  •  New York, NY  10036  •  (212) 869-3000  •  FAX (212) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:	Stacy Lipschitz
Senior Vice President - Corporate Communications
New Plan Excel Realty Trust, Inc.
212-869-3000 EXT. 3359

NEW PLAN EXCEL REALTY TRUST REPORTS SECOND QUARTER 2004 RESULTS

NEW YORK, July 29, 2004 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced financial results for the three and six months ended June 30, 2004.

Total rental revenues for the second quarter of 2004 increased to $122.9 million from $120.0 million in the second quarter of 2003.  Net income available to common stockholders was $27.9 million, or $0.27 per diluted share, in the second quarter of 2004 compared with $26.5 million, or $0.27 per diluted share, in the second quarter of 2003.  Funds from operations (FFO) for the second quarter of 2004 was $55.0 million, or $0.54 on a diluted per share basis, compared with $45.0 million, or $0.45 on a diluted per share basis, in the second quarter of 2003 (as restated downward by $0.05 per diluted share to reflect the revised FFO methodology described below).  A reconciliation of net income to FFO is presented in the attached table.

Total rental revenues for the six months ended June 30, 2004 were $248.1 million as compared with $239.8 million in the first six months of 2003.  Net income available to common stockholders was $60.3 million, or $0.59 per diluted share, in the first six months of 2004 compared with $57.3 million, or $0.57 per diluted share, in the first six months of 2003.  FFO for the first six months of 2004 was $107.2 million, or $1.05 on a diluted per share basis, compared with $94.1 million, or $0.94 on a diluted per share basis, in the first six months of 2003 (as restated downward by $0.09 per diluted share to reflect the revised FFO methodology described below).

On October 1, 2003, the National Association of Real Estate Investment Trusts (NAREIT), based on discussions with the SEC, provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  Prior to this pronouncement, the Company had added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and had not factored in original issuance costs of preferred stock that had been redeemed in the calculation of FFO.  The Company has restated its historical calculations of FFO made prior to this pronouncement in accordance with NAREIT’s revised guidance and its application to the Company’s financial performance is as stated above.

Property Portfolio

At the end of the second quarter, the gross leasable area (GLA) for the Company’s total stabilized community and neighborhood shopping centers, including its pro rata share of joint venture projects, was approximately 92.7 percent leased.  The GLA for the Company’s total portfolio, including its pro rata share of joint venture projects (Total Portfolio), was approximately 90.9 percent leased at June 30, 2004.  The average annual base rent (ABR) at June 30, 2004 for the total portfolio was $8.03 per leased square foot.  During the quarter, 159 new leases, aggregating approximately 953,000 square feet, were signed at an average ABR of $10.49 per square foot.  Also during the quarter, 208 renewal leases, aggregating approximately 917,000 square feet, were signed at an average ABR of $10.20 per square foot, an increase of approximately 6.9 percent over the expiring leases.  In total, 323 new leases, aggregating approximately 1.9 million square feet, were signed during the first six months of 2004 at an average ABR of $9.36 per square foot and 381 renewal leases, aggregating approximately 1.5 million square feet, were signed at an average ABR of $10.40 per square foot, an increase of approximately 6.3 percent over the expiring leases.

During the second quarter, the Company completed the redevelopment of nine shopping centers and added ten projects to its redevelopment pipeline, increasing the pipeline to 36 projects (including joint venture redevelopment projects), with an aggregate expected cost of $165.3 million (including costs incurred in prior years on these projects).  The Company also commenced one new development project as discussed below, with an expected cost of $14.0 million.

Acquisitions and Dispositions

During the second quarter of 2004, the Company acquired, including through co-investments with its joint venture partners, three shopping centers and two land parcels for an aggregate of approximately $60.5 million.  The shopping centers totaled approximately 386,129 square feet and the land parcels totaled approximately 24 acres.  During the first six months of 2004, the Company acquired, including through co-investments with its joint venture partners, an aggregate of eight shopping centers, two land parcels and the remaining 50 percent interest in a shopping center in which the Company owned the other 50 percent interest for an aggregate of approximately $227.5 million.  The shopping centers totaled approximately 1.8 million square feet and the land parcels totaled approximately 24 acres.  Acquisitions completed during the second quarter are summarized below:

•                  On April 12, 2004, CA New Plan Venture Fund, the Company’s joint venture with a major U.S. pension fund, acquired Marrero Shopping Center, a 69,259 square foot shopping center located in Marrero, Louisiana (a suburb of New Orleans), for approximately $3.7 million.  The property is currently under redevelopment with the expansion of its Winn-Dixie anchor.

•                  On April 22, 2004, BPR West, a joint venture in which the Company has a 50 percent interest, acquired 12.8 acres of land in Frisco, Texas, for approximately $3.2 million.  The parcel is adjacent to a 280,000 square foot IKEA currently under construction and will be developed for approximately 105,000 square feet of retail use.  The site is within one-half mile of The Centre at Preston Ridge, a community shopping center owned by a joint venture in which the Company has a 25 percent interest.

•                  On April 28, 2004, the Company acquired Unity Plaza, 11 acres of unimproved land in East Fishkill, New York, for $6.0 million.  The Company will develop an approximately 70,000 square foot shopping center anchored by a 47,500 square foot A&P Food Market, which has received all required permits and approvals to commence development.

•                  On April 29, 2004, the Company acquired Stockbridge Village, a 188,203 square foot shopping center located in Stockbridge, GA (a suburb of Atlanta) and anchored by Kroger, for approximately $23.8 million.

•                  On May 20, 2004, NP/I&G Institutional Retail Company, LLC, the Company’s joint venture with JPMorgan Fleming Asset Management, acquired Village Shoppes of East Cherokee, a 128,667 square foot shopping center located in Woodstock, Georgia (a suburb of Atlanta) and anchored by Publix, for approximately $23.9 million.

-more-

During the second quarter of 2004, the Company generated an aggregate of approximately $21.1 million of proceeds through the sale of five properties and one outparcel, as well as the sale of one property held through a joint venture and the transfer of one property to a joint venture.  Properties sold during the quarter include Eastgate Shopping Center, a 102,161 square foot shopping center located in Lake Wales, Florida and anchored by a vacant Kmart; Sun Valley Plaza, a 107,405 square foot shopping center located in Mesa, Arizona; Whitestown Plaza, a 80,612 square foot shopping center located in Whitesboro, New York; a 4,000 square foot single tenant Northern Automotive located in Hastings, Nebraska; Genzyme Corp., a 21,560 square foot miscellaneous office property located in Scottsdale, Arizona; a one- acre outparcel at Superior Marketplace in Superior, Colorado; and Raymond Road, a 62,345 square foot shopping center located in Jackson, Mississippi and owned by CA New Plan Venture Fund.  In addition, on June 1, 2004, the Company transferred Villa Monaco, a 122,213 square foot shopping center located in Denver, Colorado, to CA New Plan Venture Fund.  In the first six months of 2004, the Company generated an aggregate of approximately $34.4 million of proceeds through the culling of non-core and non-strategic properties, the disposition of certain properties held through joint ventures and the transfer of one property to a joint venture.

Balance Sheet Position

The Company completed the second quarter with total book assets of approximately $3.7 billion and a total debt / undepreciated book value ratio of 46.6 percent.  The Company’s debt for the three months ended June 30, 2004 had an overall weighted average current interest rate of 5.9 percent and a weighted average maturity of 7.0 years.  Approximately 78 percent of the Company’s total debt is fixed rate debt, including the impact of the Company’s interest rate swap agreements that effectively convert $115 million of outstanding notes from a fixed rate to a blended floating rate.

On June 30, 2004, the Company amended its existing $350 million revolving credit facility.  The amended facility bears interest at LIBOR plus 65 basis points (a reduction of 20 basis points) and matures on June 30, 2007, with a one-year extension option.  On June 30, 2004, the Company also amended its existing $100 million secured term loan facility.  The amended term loan facility, which was increased to $150 million, bears interest at LIBOR plus 85 basis points (a net reduction of 20 basis points) and matures on June 30, 2007.  Bank of America, N.A. and The Bank of New York acted as administrative agent and syndication agent, respectively, for both facilities.

On July 12, 2004, Fitch Ratings initiated coverage of the Company by assigning a BBB+ rating to its outstanding senior unsecured notes and a BBB rating to the Company’s preferred stock. The rating outlook is stable.

Dividend

For the third quarter of 2004, the Company’s Board of Directors declared a cash dividend of $0.4125 per common share.  On an annualized basis, this is the equivalent of $1.65 per share.  The dividend is payable on October 15, 2004 to common stockholders of record on October 1, 2004.  New Plan Excel Realty Trust, Inc. shares go ex-dividend on September 29, 2004.  The Board of Directors also declared a dividend of $0.975 per depositary share on its 7.8 percent Series D Cumulative Voting Step-Up Premium Rate Preferred Stock to stockholders of record on October 1, 2004, payable on October 15, 2004.  In addition, the Board of Directors declared a dividend of $0.47656 per depositary share on its 7.625 percent Series E Cumulative Redeemable Preferred Stock to stockholders of record on October 1, 2004, payable on October 15, 2004.

Management Comment

“We continue to improve both the quality and performance of our shopping center portfolio.  This is the result of several initiatives including aggressive leasing and property management, an accelerating redevelopment program, the disposition of non-core and non-strategic properties and the acquisition of competitively positioned shopping centers.  The results of these highly focused efforts are apparent in our operating results and detailed in our annual Portfolio Assessment,” commented Glenn J. Rufrano, Chief Executive Officer.

The Company’s 2004 Portfolio Assessment will be available on the Company’s website at www.newplan.com under Investor Information; Presentations.

Conference Call

The Company will be hosting a teleconference on Thursday, July 29, 2004 at 2:00 PM ET.  The teleconference can be accessed by dialing 1-800-884-5695 (International: 1-617-786-2960) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #37137307.  A replay of the teleconference will be available through midnight ET August 5, 2004 by dialing 1-888-286-8010 (International: 1-617-801-6888) or via the web at www.newplan.com under Investor Information; Audio Archives.  Please refer to passcode #88536605.

The Company’s Supplemental Disclosure package will be furnished today on a Current Report on Form 8-K and will also be available on the Company’s website at www.newplan.com under Investor Information; Financial Reports.  These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

New Plan Excel Realty Trust, Inc. is one of the nation’s largest real estate companies, focusing on the ownership and management of community and neighborhood shopping centers.  The Company operates as a self-administered and self-managed REIT, with a national portfolio of 401 properties, including 23 properties held through joint ventures, and total assets of approximately $3.7 billion.  Its properties are strategically located across 34 states and include 375 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 54.6 million square feet of gross leasable area, and 26 related retail real estate assets, with approximately 2.2 million square feet of gross leasable area.  For additional information, please visit www.newplan.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; possible future downgrades in our credit ratings; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget and strategies, actions and performance of affiliates that the Company may not control; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which discuss these and other factors that could adversely affect the Company’s results.

-financial tables follow-

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Rental Revenues:
Rental income	$96,624	$92,067	$192,839	$184,188
Percentage rents	1,495	1,956	4,235	3,717
Expense reimbursements	24,780	26,025	51,002	51,909
TOTAL RENTAL REVENUES	122,899	120,048	248,076	239,814

Rental Operating Expenses:
Operating costs	19,881	23,016	43,890	45,791
Real estate and other taxes	15,181	14,609	30,161	30,095
Provision for doubtful accounts	2,405	1,960	4,168	3,686
TOTAL RENTAL OPERATING EXPENSES	37,467	39,585	78,219	79,572

NET OPERATING INCOME	85,432	80,463	169,857	160,242

Other Income:
Interest, dividend and other income	1,850	1,932	4,388	5,292
Equity in income of unconsolidated ventures	559	1,188	789	1,661
TOTAL OTHER INCOME	2,409	3,120	5,177	6,953

Other Expenses:
Interest expense	26,536	24,849	52,937	50,850
Depreciation and amortization	21,823	18,615	42,989	37,307
General and administrative	5,173	4,204	10,166	8,434
TOTAL OTHER EXPENSES	53,532	47,668	106,092	96,591

Income before real estate sales, impairment of real estate and minority interest	34,309	35,915	68,942	70,604
Gain on sale of real estate (1)	—	—	1,217	—
Impairment of real estate	—	(1,124)	—	(1,124)
Minority interest in income of consolidated partnership and joint ventures	(476)	(375)	(736)	(776)
INCOME FROM CONTINUING OPERATIONS	33,833	34,416	69,423	68,704

Discontinued Operations:
Results of discontinued operations	96	1,481	489	2,353
(Loss) gain on sale of discontinued operations (2)	(970)	83	444	3,566
Impairment of real estate held for sale	(43)	(3,451)	(43)	(6,905)
INCOME FROM DISCONTINUED OPERATIONS	(917)	(1,887)	890	(986)

NET INCOME	$32,916	$32,529	$70,313	$67,718

Preferred dividends	(5,275)	(5,753)	(10,550)	(10,612)
Premium on redemption of preferred stock	—	(630)	—	(630)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS – BASIC	27,641	26,146	59,763	56,476
Minority interest in income of consolidated partnership	286	375	546	776
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS – DILUTED	$27,927	$26,521	$60,309	$57,252

Net income per common share – basic	$0.28	$0.27	$0.60	$0.58
Net income per common share – diluted	0.27	0.27	0.59	0.57

Funds from operations: (3)
Net income available to common stockholders – diluted	$27,927	$26,521	$60,309	$57,252
Deduct:
Minority interest in income of consolidated partnership	(286)	(375)	(546)	(776)
Net income available to common stockholders – basic	27,641	26,146	59,763	56,476
Add:
Depreciation and amortization:
Continuing operations real estate assets	21,823	18,615	42,989	37,307
Discontinued operations real estate assets	70	326	168	752
Pro rata share of joint venture real estate assets	268	209	641	463
Deduct:
Gain on sale of real estate (1) (4)	—	—	(1,217)	—
Loss (gain) on sale of discontinued operations (4)	4,909	(83)	3,963	(1,083)
Pro rata share of joint venture (gain) loss on sale of real estate (4)	(4)	(604)	390	(604)
FUNDS FROM OPERATIONS – Basic	54,708	44,609	106,697	93,311
Add:
Minority interest in income of consolidated partnership	286	375	546	776
FUNDS FROM OPERATIONS – DILUTED	$54,994	$44,984	$107,243	$94,087

Funds from operations per share – basic	$0.55	$0.46	$1.07	$0.96
Funds from operations per share – diluted	0.54	0.45	1.05	0.94

Funds from operations – diluted	$54,994	$44,984	$107,243	$94,087
Add:
Impairment of real estate	—	1,124	—	1,124
Impairment of real estate held for sale	43	3,451	43	6,905
Premium on redemption of preferred stock	—	630	—	630
FUNDS FROM OPERATIONS – DILUTED (prior calculation)	$55,037	$50,189	$107,286	$102,746

Funds from operations per share – diluted (prior calculation)	$0.54	$0.50	$1.05	$1.03

Weighted average common shares outstanding – basic	100,159	97,112	99,789	97,025
ERP partnership units	1,239	2,178	1,301	2,178
Options	874	663	1,052	547
Weighted average common shares outstanding – diluted	102,272	99,953	102,142	99,750

(1) For the six months ended June 30, 2004, balance includes $1.217 million of previously deferred gain incurred in connection with the Company’s sale of 70 percent of its interest in Arapahoe Crossings, LP in 2003.

(2) For the three and six months ended June 30, 2004, balance includes approximately $3.876 million of previously deferred gain incurred in connection with the Company’s sale of 21.5 acres of land at The Mall at 163rd Street in 2003.

(3) Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”).  The White Paper defines FFO as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

On October 1, 2003, NAREIT, based on discussions with the SEC, provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  Prior to this pronouncement, the Company had added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and had not factored in original issuance costs of preferred stock that had been redeemed in the calculation of FFO.  The Company has revised its calculations of FFO made prior to this pronouncement in accordance with NAREIT’s revised guidance.  To assist investors in understanding the impact of these changes, the Company also is presenting FFO in accordance with the methodology historically used by the Company (“prior calculation”).

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult to compare.  The Company also believes that the presentation of FFO consistent with the guidance that was in effect until October 1, 2003 is further helpful to investors because it assists investors in evaluating the Company’s historical operational performance and because it excludes other items included in the revised calculation of FFO such as impairments which also do not relate to and are not indicative of the Company’s operating performance.  FFO should not, however, be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.  In addition, the Company’s computation of FFO may differ in certain respects from the methodology utilized by other REITs to calculate FFO.

(4) Excludes gain / loss on sale of land.

The above does not purport to disclose all items required under GAAP.

The Company’s Form 10-Q for the quarter ended June 30, 2004 should be read in conjunction with the above information.

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